Exhibit 99.1

Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000

NEWS RELEASE

Marsh & McLennan Companies Announces Pricing of $800 Million Senior Notes Offering

NEW YORK, September 3, 2014— Marsh & McLennan Companies, Inc. (the “Company”) announced today that it has priced $300 million of 2.350% senior notes due 2019 (the “2019 Notes”) and $500 million of 3.500% senior notes due 2025 (the “2025 Notes”, together with the 2019 Notes, the “Notes”). The Company intends to use the net proceeds for general corporate purposes, which may include the redemption of the outstanding aggregate principal amounts of its existing 5.75% senior notes due September 2015 and its existing 9.25% senior notes due April 2019. The closing of the Notes offering is expected to occur on September 10, 2014, subject to certain customary conditions. BofA Merrill Lynch, Deutsche Bank Securities, Barclays, Citigroup and J.P. Morgan are acting as joint book-running managers for the 2019 Notes offering. BofA Merrill Lynch, Deutsche Bank Securities, Goldman, Sachs & Co., HSBC, and Morgan Stanley are acting as joint book-running managers for the 2025 Notes offering. GC Securities, a division of MMC Securities Corp., RBS, Scotiabank and Wells Fargo Securities are acting as co-managers for the Notes offering.

An effective shelf registration statement related to the Notes has previously been filed with the Securities and Exchange Commission (the “SEC”). The offering and sale of the Notes are being made by means of a prospectus supplement and an accompanying base prospectus related to the offering. Before you invest, you should read the prospectus supplement and the base prospectus for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR or the SEC website at www.sec.gov; alternatively, copies may be obtained from: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated at 222 Broadway, New York NY 10038, Attention: Prospectus Department, by email at dg.prospectus_requests@baml.com or by telephone at 1-800-294-1322; (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, Fax: (212) 797-2202, with a copy to General Counsel at Fax: (212) 797-4561; (iii) Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, by email at barclaysprospectus@broadridge.com or by telephone at 1-888-603-5847, (iv) Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long

Island Avenue, Edgewood, New York 11717, telephone: 1-800-831-9146 or by email at Prospectus@citi.com, (v) Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, New York, 10282, telephone: 1-866-471-2526, facsimile: (212) 471-2526 or by emailing prospectus-ny@ny.email.gs.com, (vi) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York, 10018, telephone: 1-866-811-8049, email: Debtprospectus@us.hsbc.com, (vii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Telephone: (212) 834-4533 and (viii) Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York, 10014, Attention: Prospectus Department, Telephone: 1-866-718-1649.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

ABOUT MARSH & MCLENNAN COMPANIES

MARSH & McLENNAN COMPANIES (NYSE: MMC) is a global professional services firm offering clients advice and solutions in the areas of risk, strategy, and human capital. MARSH is a global leader in insurance broking and risk management; GUY CARPENTER is a global leader in providing risk and reinsurance intermediary services; MERCER is a global leader in talent, health, retirement, and investment consulting; and OLIVER WYMAN is a global leader in management consulting. With annual revenues exceeding $12 billion, Marsh & McLennan Companies’ 55,000 colleagues worldwide provide analysis, advice and transactional capabilities to clients in more than 130 countries. The Company prides itself on being a responsible corporate citizen and making a positive impact in the communities in which it operates.